                                                                    EXHIBIT 23.1



                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of Transkaryotic Therapies, Inc. for the registration of 366,928 shares of its common stock and to the incorporation by reference therein of our report dated February 8, 2002, with respect to the financial statements of Transkaryotic Therapies, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.


                                        /s/ Ernst & Young LLP


Boston, Massachusetts
June 17, 2002